Exhibit 10.1

February 25, 2009

Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, CA  95131

Re:
Securities Purchase Agreement dated as of October 2, 2006 (the “2006 Securities Purchase Agreement”) among Bell Microproducts Inc. (the “Company”) and The Teachers’ Retirement System of Alabama and The Employees’ Retirement System of Alabama (collectively “2006 Investor”)

Gentlemen and Ladies,

The 2006 Investor (a) understands and acknowledges that the Company is in the process of restating its financial statements and that the Company has been and will be unable to timely deliver the various financial statements and SEC reports as required in the 2006 Securities Purchase Agreement; (b) agrees that the Company shall have until June 30, 2009 to deliver the 2007 and 2008 annual financial statements; (c) waives any defaults which may otherwise arise or result from the failure to timely deliver each such financial statement and the related SEC report for time periods prior to the due date therefor set forth in clause (b) above; (d) waives any defaults which may otherwise arise or result from any representation or warranty made or deemed made with respect to the previously delivered financial statements which are the subject of the restatement and the related SEC reports; and (e) waives any defaults which may otherwise arise or result from any covenant requiring the filing of the SEC reports (with the SEC) prior to June 30, 2009 with respect to the 2007 and 2008 fiscal year.

(THE SIGNATURE PAGE FOLLOWS.)

(Signature page to the February 25, 2009 letter to Bell Microproducts Inc.)

Very truly yours,

2006 INVESTOR:	THE TEACHERS' RETIREMENT SYSTEM OF ALABAMA

	By:	/s/ David G. Bronner
		Name:	David G. Bronner
		Title:	Chief Executive Officer

THE EMPLOYEES' RETIREMENT SYSTEM OF ALABAMA

	By:	/s/ David G. Bronner
		Name:	David G. Bronner
		Title:	Chief Executive Officer